UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 26, 2006

                              CENTER BANCORP, INC.

             (Exact Name of Registrant as Specified in its Charter)

         New Jersey                      2-81353                  52-1273725
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

         2455 Morris Avenue, Union, New Jersey            07083
       ----------------------------------------         ----------
       (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      At a meeting of the Board of Directors on February 23, 2006, the Board of Directors of Center Bancorp, Inc. ("Registrant") adopted the Center Bancorp Open Market Share Purchase Incentive Plan (the "Plan"). Under the Plan, any executive officer who purchases shares of the Registrant's Common Stock in the open market within thirty (30) days following the date upon which such officer receives his or her annual bonus shall be paid an amount, referred to as the "Applicable Gross-up Amount", that places such officer in the same net after tax position as would have obtained had the amount of the bonus used to purchase the shares not been subject to Federal, State or local income taxes. To be eligible for the bonus, the purchased shares must be held by the executive officer for at least thirty (30) days following the date of purchase and he or she must generally be employed by Registrant or an affiliate of Registrant on the date of payment of the bonus. Executive officers may not receive relief for more that 50% of the applicable bonus.

      The Board approved the Plan in concept on January 26, 2006. The Registrant believes that the cost of the Plan to the Registrant will be less than $5,000 during 2006.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits

      Exhibit 10.1 - Center Bancorp Open Market Share Purchase Incentive Plan.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTER BANCORP, INC.

                                    By: /s/ John J. Davis
                                        -----------------
                                    Name: John J. Davis
                                    Title: President and Chief Executive Officer

Dated: February 23, 2006